UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): MARCH 14, 2005

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)

1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)

(713) 629-7600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
Underwriting, Continuing Indemnity & Security Agreement
Intercreditor Agreement
Second Amendment to Credit Agreement

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

      On March 14, 2005, Quanta Services, Inc. (“Quanta”) and certain of its domestic subsidiaries and affiliates entered into a new Underwriting Agreement with its Surety (as defined below) and, in connection therewith, acknowledged and agreed to be bound by an Intercreditor Agreement between its Surety and Bank of America, N.A., as administrative agent for the lenders under Quanta’s credit facility (the “Agent”), to clarify the priority of liens on Quanta’s assets that secure its obligations to its Surety and the lenders. In connection with the Intercreditor Agreement, Quanta and the Agent entered into a Second Amendment to Credit Agreement to allow Quanta to enter into the Underwriting Agreement and to repurchase up to $25 million worth of its common stock during 2005. Each of these agreements is described more fully below.

      Underwriting Agreement. On March 14, 2005, Quanta and certain of its domestic subsidiaries and affiliates entered into a new Underwriting, Continuing Indemnity and Security Agreement (the “Underwriting Agreement”) with Federal Insurance Company, an Indiana corporation (“Federal”), in favor of Federal, its affiliates and subsidiaries and the other parties designated therein as the Surety (collectively, the “Surety”). The Underwriting Agreement designates the entities for which the Surety may issue bonds as Principals. The Principals include, but are not limited to, Quanta and its domestic subsidiaries and affiliates party to the Underwriting Agreement or for which the Surety issues any bonds. In addition, the entities designated as Indemnitors under the Underwriting Agreement include, but are not limited to, all the Principals. The Indemnitors agree to indemnify the Surety against any Surety Loss (as defined in the Underwriting Agreement), which includes, but is not limited to, all damages, liabilities, costs and expenses incurred by the Surety under any bonds issued by the Surety to any Principal.

      Pursuant to the Underwriting Agreement, the Indemnitors granted the Surety a first priority security interest in the collateral described below to secure the payment or performance of all Surety Loss and all other obligations to the Surety. All of the collateral granted under the Underwriting Agreement secures all of the obligations of the Indemnitors to the Surety on a joint and several basis. This collateral includes, but is not limited to, contracts bonded by the Surety on behalf of any Principal, accounts receivable and related proceeds arising pursuant to Surety-bonded contracts, and inventory specifically purchased for or prefabricated for work under a Surety-bonded contract or delivered to the site of such work for incorporation into the project or for transfer to a third party upon completion of the project. In addition, Quanta has posted a letter of credit in the amount of $10,000,000 as additional security for any Surety Loss. Although the Surety may require Quanta to post additional letters of credit as a condition to issuing or renewing any bond, Quanta is not aware of any additional collateral requirements as of the date of this report.

      Upon the occurrence of an Event of Default (as defined in the Underwriting Agreement) and at any time thereafter, the Surety may require the Indemnitors to open a special bank account to deposit all monies paid under any Surety-bonded contract, over which the Surety alone has power of withdrawal. Prior to the occurrence of an Event of Default, these provisions will not affect the Indemnitors’ cash management system.

      In addition to certain customary provisions, an Event of Default would occur under the Underwriting Agreement if, among other things, any of the following occurs:

•	an obligee under a Surety-bonded contract declares a Principal to be in default thereunder and such Principal fails to cure the default within any applicable cure period;

•	the Surety incurs any Surety Loss other than certain ordinary course professional fees and similar expenses;

•	the Surety establishes a statutorily required reserve in any amount to cover any actual or anticipated loss on any Surety bond;

•	any Principal fails to pay indebtedness incurred in connection with the performance of any Surety-bonded contract and fails to discharge any claim or demand made against the Surety within ten days in respect of such bond; or

•	a judgment creditor obtains possession of any collateral which continues for more than five days after Surety notifies the Indemnitors thereof.

      The obligations of Quanta and the other Indemnitors pursuant to the Underwriting Agreement include the estimated cost to complete the work pursuant to the Surety-bonded contracts, which amount was approximately $80.4 million as of December 31, 2004, plus all other damages, fees, costs and expenses incurred by the Surety thereunder that constitute Surety Loss. In addition to such Surety Loss, the potential obligations of Quanta and the other Indemnitors pursuant to the Underwriting Agreement include payment and performance of all other obligations and undertakings now or hereafter owing to the Surety with respect to bonds thereunder and under the documents entered into in connection with the Underwriting Agreement.

      As is customary in the surety bond market, Quanta’s surety bond facility with the Surety is uncommitted. Consequently, the Surety may refuse to issue or renew bonds and/or require additional collateral at any time as a condition to issuing additional bonds or renewing any bonds. Quanta believes that it will not be required to fund any claims under its surety bond facility with the Surety in the foreseeable future. Quanta believes its current bonding capacity and collateral deposits with the Surety are sufficient to meet its current and foreseeable business needs.

      Intercreditor Agreement. On March 14, 2005, Federal and the Agent entered into, and Quanta and its domestic subsidiaries and affiliates designated as Indemnitors under the Underwriting Agreement acknowledged and agreed to be bound by, an Intercreditor Agreement (the “Intercreditor Agreement”). The Intercreditor Agreement, pursuant to the Agent’s consent, designates the collateral securing the Indemnitors’ obligations under the Underwriting Agreement as Surety Priority Collateral (as defined in the Intercreditor Agreement), in which the Surety’s rights generally will be senior to those of the Agent and the lenders party to Quanta’s credit facility. All collateral under Quanta’s credit facility other than the Surety Priority Collateral constitutes Lender Priority Collateral (as defined in the Intercreditor Agreement), in which the Agent’s and lenders’ rights generally will be senior to those of the Surety. The Agent, for the benefit of the lenders party to Quanta’s credit facility, retains any junior liens it holds in the Surety Priority Collateral, but the Surety agrees that it has no junior liens on any Lender Priority Collateral except for any liens it may obtain pursuant to certain court orders or equitable subrogation.

      Second Amendment to Credit Facility. In connection with the Intercreditor Agreement, on March 14, 2005, Quanta and certain of its subsidiaries and the Agent entered into an amendment (the “Second Amendment”) to Quanta’s credit facility to, among other things, permit Quanta and its subsidiaries to enter into the Underwriting Agreement, permit the liens granted by Quanta and the other Indemnitors pursuant to the Underwriting Agreement and permit Quanta to repurchase up to $25 million worth of its common stock during 2005. Pursuant to the Second Amendment, the occurrence of an Event of Default under and as defined in the Underwriting Agreement would constitute an event of default under Quanta’s credit facility.

      The descriptions of the Underwriting Agreement, Intercreditor Agreement and Second Amendment set forth above are qualified in their entirety by reference to the Underwriting Agreement, the Intercreditor Agreement and the Second Amendment, which are filed as exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits

Exhibit No.	Exhibit

10.1	Underwriting, Continuing Indemnity and Security Agreement dated as of March 14, 2005 by Quanta Services, Inc., and the subsidiaries and affiliates of Quanta Services, Inc. identified therein, in favor of Federal Insurance Company

10.2	Intercreditor Agreement dated March 14, 2005 by and between Federal Insurance Company and Bank of America, N.A., as Lender Agent on behalf of the other Lender Parties (under Quanta’s Credit Agreement dated as of December 19, 2003, as amended) and agreed to by Quanta Services, Inc. and the subsidiaries and affiliates of Quanta Services, Inc. identified therein

10.3	Second Amendment to Credit Agreement dated as of March 14, 2005 among Quanta Services, Inc., the subsidiaries of Quanta Services, Inc. identified therein, Bank of America, N.A., and other Lenders identified therein

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2005

QUANTA SERVICES, INC.
By:	/s/ DANA A. GORDON
	Name:	Dana A. Gordon
	Title:	Vice President - General Counsel

Exhibit Index

Exhibit No.	Exhibit

10.1	Underwriting, Continuing Indemnity and Security Agreement dated as of March 14, 2005 by Quanta Services, Inc., and the subsidiaries and affiliates of Quanta Services, Inc. identified therein, in favor of Federal Insurance Company

10.2	Intercreditor Agreement dated March 14, 2005 by and between Federal Insurance Company and Bank of America, N.A., as Lender Agent on behalf of the other Lender Parties (under Quanta’s Credit Agreement dated as of December 19, 2003, as amended) and agreed to by Quanta Services, Inc. and the subsidiaries and affiliates of Quanta Services, Inc. identified therein

10.3	Second Amendment to Credit Agreement dated as of March 14, 2005 among Quanta Services, Inc., the subsidiaries of Quanta Services, Inc. identified therein, Bank of America, N.A., and other Lenders identified therein